UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2008

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2008, the Compensation Committee of the Board of Directors of Health Management Associates, Inc. (the “Company”) approved the vesting of certain restricted shares under a long-term contingent compensation program implemented in 2006 (the “2006 Program”). Such shares represented one-third of the total shares that were available for vesting during 2007 under the 2006 Program. Dividends and interest on the vested restricted shares that accumulated in an escrow account since the inception of the 2006 Program were also awarded.

On March 11, 2008, the Compensation Committee also discontinued the 2006 Program and the Company’s longstanding contingent stock incentive award program, replacing them with a new long-term contingent incentive compensation program (the “2008 Program”). The 2008 Program provides for contingent long-term incentive compensation in the form of cash payments and equity awards. Those who participate in the 2008 Program have a long-term incentive target that is predicated on base salary. Targeted incentive compensation amounts, which are set at 500% and 175% of base salary for Mr. Whitman and Mr. Farnham, respectively, are awarded annually as follows: (i) one-third in restricted stock that vests based on service, (ii) one-third in restricted stock that vests based on the satisfaction of performance criteria and (iii) one-third in cash based on satisfaction of the same performance criteria. The two predetermined performance criteria that will be reviewed annually for vesting purposes are the Company’s common stock price and its earnings before interest, refinancing and debt modification costs, income taxes, depreciation and amortization and after minority interests (“EBITDA”). Each criterion represents one-half of the contingent performance-based awards subject to vesting. Vesting of awards under the 2008 Program also requires continuous employment with the Company over a four-year period.

The table below summarizes the restricted share awards being vested, granted and/or forfeited by certain executive officers under both the 2006 Program and the 2008 Program.

Executive Officer	2006 Program			2008 Program
	Number of Shares of Restricted Stock Vested	Dividends and Interest Related to Vested Restricted Stock	Number of Shares of Restricted Stock Forfeited	Number of Shares of Restricted Stock Awarded
Burke W. Whitman, President and Chief Executive Officer	6,250	$67,476	37,500	506,009
Robert E. Farnham, Senior Vice President and Chief Financial Officer	3,333	$35,986	20,000	88,552

On March 11, 2008, the Compensation Committee approved a cash and stock award bonus to the Company’s former Chief Executive Officer and Vice Chairman in amounts that were comparable to those reported for Mr. Whitman in the Company’s Current Report on Form 8-K dated February 19, 2008, which is incorporated herein by reference. In addition, the former officer and director also vested in 8,333 shares of restricted stock and $89,964 of accumulated dividends and interest under the 2006 Program.

All of the abovementioned stock awards were made under the Company’s 1996 Executive Incentive Compensation Plan, as amended, (the “EICP”), which is a comprehensive executive compensation plan in which the Company’s officers, among others, may participate. The EICP is described in greater detail in the Company’s definitive proxy statement dated April 13, 2007 under the heading “Compensation of Named Executive Officers and Directors – Executive Compensation Programs,” which description is incorporated herein by reference. Such description is qualified in its entirety by reference to the actual EICP and its material amendments, which can be found at Exhibits 10.6, 10.7, 10.9 and 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: March 14, 2008	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and Chief Financial Officer